UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 27, 2009, Sequenom, Inc. announced via press release that Sequenom has launched an exchange offer to acquire all of the outstanding shares of common stock of EXACT Sciences Corporation. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information

This Current Report on Form 8-K (including Exhibit 99.1 hereto) does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This disclosure relates to a transaction with EXACT Sciences proposed by Sequenom, and the subject of a registration statement and Schedule TO filed with the SEC on January 27, 2009. This material is not a substitute for the prospectus/offer to exchange or Schedule TO Sequenom has filed with the SEC regarding the proposed transaction or for any other documents which Sequenom may file with the SEC and send to EXACT Sciences stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SEQUENOM AND EXACT SCIENCES ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE RELATED DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC by Sequenom through the website maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to the Sequenom Investor Relations Department, Sequenom, Inc. 3595 John Hopkins Court, San Diego, CA 92121.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 27, 2009	By:	/s/ Paul Hawran
Paul Hawran
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 27, 2009.